Exhibit 23.2
[Letterhead of PricewaterhouseCoopers LLP]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2011, for Barclays PLC relating to the financial statements and effectiveness of internal control over financial reporting, and Barclays Bank PLC relating to the financial statements, which appear in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2010.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
London, England
3 May, 2011
PricewaterhouseCoopers LLP, Hay’s Galleria, 1 Hay’s Lane, London SE1 2RD
T: +44 (0) 20 7583 5000, F: +44 (0) 20 7804 1001, www.pwc.co.uk
PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1 Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Services Authority for designated investment business.